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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus on Form S-4 of our reports dated February 7, 1997, which includes references to information audited by other auditors for which the dates of their reports are July 14, 1995 and March 31, 1995, on our audits of the financial statements and financial statement schedule of Renal Treatment Centers, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

Philadelphia, PA
December 19, 1997